UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15,  2006

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13900 Riverport Drive, Maryland Heights, MO (Address of Principal Executive Offices)	63043 (Zip Code)

Registrant’s telephone number including area code: 314-770-1666

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 15, 2006, Express Scripts, Inc. (the “Company”) entered into a Waiver and Modification with each of its senior executives, including each of its Named Executive Officers - George Paz, President, Chief Executive Officer and Chairman; Edward J. Stiften, Senior Vice President and Chief Financial Officer; Thomas M. Boudreau, Senior Vice President and General Counsel; Patrick McNamee, Senior Vice President and Chief Information Officer; and David Lowenberg, President of CuraScript, Inc., a subsidiary of the Company.

The Waiver and Modification modifies certain terms of each executive’s outstanding grants under the Company’s 2000 Long Term Incentive Plan and each executive's employment agreement with the Company.  A copy of the form of Waiver and Modification is attached as Exhibit 10.1 hereto.

Item 7.01  Regulation FD Disclosure

        On December 19, 2006, George Paz, President, Chief Executive Officer and Chairman of Express Scripts, Inc. (the "Company") terminated the prearranged trading plan he had put in place on March 3, 2006.  The trading plan had been adopted in accordance with the guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934. No trades had been executed under the plan prior to its termination. Mr. Paz’s trading plan adopted August 7, 2006 remains in place.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC.
Date: December 20, 2006	By: /s/ Thomas M. Boudreau Thomas M. Boudreau Senior Vice President and General Counsel